Exhibit 10.1

Shire plc Corporate Headquarters: 5 Riverwalk Citywest Business Campus Dublin 24 Ireland

www.shire.com

To:	Barclays Bank Pic (as Agent)
From:	Shire pic (as Parent Company)
Dated:	8th April 2014
Shire PLC - US$2,600,000,000 Term Facilities Agreement
dated 11 November 2013 (the “Agreement”)

1.	We refer to the Agreement. Terms defined in the Agreement have the same meaning in this letter unless given a different meaning in this letter.

2.	We refer to Clause 7.2 (Voluntary cancellation).

(a)	The Parent company requests the voluntary cancellation of US$200,000,000.00 (Two hundred million US dollars) of Available Facility under Facility A.

(b)	The effective date of such cancellation is 11th April 2014.

3.	This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

4.	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.	This letter has been entered into on the date stated at the beginning of this letter.

6.	This letter is irrevocable.

Shire plc

By: Tom Greene

/s/ Thomas Greene

Barclays Bank Plc

By: /s/ Barclays Bank Plc

Incorporated and registered in Jersey No. 99854
Registered Office:  Shire plc, 22 Granville Street, St Heller, Jersey JE4 8PX